Exhibit 99.1

The Manitowoc Company Appoints Barry L. Pennypacker
as President and Chief Executive Officer of Manitowoc Cranes

MANITOWOC, Wis. – December 28, 2015 – The Manitowoc Company, Inc. (NYSE: MTW) announced today that it has named Barry L. Pennypacker as president and chief executive officer of Manitowoc Cranes. Mr. Pennypacker, who assumes his responsibilities immediately, will report to current interim chairman and chief executive officer of The Manitowoc Company, Inc., Kenneth W. Krueger. Larry J. Weyers, the current president of Manitowoc Cranes, will continue with the company as executive vice president of Manitowoc Cranes.

“Barry brings a fresh perspective to the Manitowoc Cranes business. His results-focused leadership style has led the transformation of several complex businesses through continuous process improvements, which delivered significant operational and financial performance improvements and increased shareholder value. Furthermore, Barry’s deep industrial expertise, coupled with the successful execution of numerous lean initiatives throughout his career, makes him an excellent candidate to build on Manitowoc Crane’s leading market positions to return the business to growth and improved profitability,” stated Krueger.

Upon the execution of the previously announced spin of Manitowoc Foodservice, The Manitowoc Company, Inc. will change its name to Manitowoc Cranes, Inc. Mr. Pennypacker will then serve as president and chief executive officer of Manitowoc Cranes, Inc. and Mr. Krueger will serve as Chairman of the Board of Manitowoc Cranes, Inc.

Most recently, Mr. Pennypacker served as founder, president, and chief executive officer of Quantum Lean LLC, a privately held manufacturer and supplier of precision components. Prior to that, he was president and chief executive officer, as well as a director, of Gardner Denver Inc., a manufacturer and marketer of engineered industrial machinery and related parts and services, from 2008 until 2012. During his tenure at Gardner Denver, he created a high-performance culture that delivered significant value for customers, employees, and shareholders.

Prior to joining Gardner Denver, Mr. Pennypacker served in positions of increasing responsibility at Westinghouse Air Brake Technologies Corporation, a worldwide provider of technology-based equipment and services for the rail industry with his last position being Vice President-Group Executive. He has also served in a number of senior management positions and operational roles during his time at The Stanley Works, a worldwide producer of tools and security products, and Danaher Corporation, a manufacturer and marketer of professional, medical, industrial, and commercial products and services.

Mr. Pennypacker earned a Bachelor of Science degree in operations management from Pennsylvania State University and an M.B.A. in operations research from St. Joseph’s University.

About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manufacturer with 92 manufacturing, distribution, and service facilities in 25 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry. Manitowoc is also one of the world’s leading innovators and manufacturers of commercial foodservice equipment, which includes 24 market-leading brands of hot- and cold-focused equipment. In addition, both segments are complemented by a slate of industry-leading product support services. In 2014, Manitowoc’s revenues totaled $3.9 billion, with approximately half of these revenues generated outside of the United States.
Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the

Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	possible negative effects on the Company’s business operations, assets or financial results as a result of the planned separation of the Company into two independent publicly-traded companies;

•	capitalization of the two independent companies;

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to significantly improve profitability;

•	the ability to increase operational efficiencies across each of Manitowoc’s business segments and to capitalize on those efficiencies;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.
Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Contact:

Victoria Sivrais
Clermont Partners
312-690-6004